Exhibit 5.1

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Frontline Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Dear Sirs:
Re: Frontline Limited - Registration Statement on Form F-3
1. Subject of Opinion
We are lawyers duly qualified to practice in Bermuda. This opinion as to the laws of Bermuda is addressed to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-3 (such registration statement as amended and supplemented from time to time), including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, in respect of Frontline Limited, a company incorporated under the laws of Bermuda (the "Company"). The Registration Statement relates to the registration by the Company of an indeterminate amount of securities, which may include the Company's ordinary shares of par value US$1.00 ("Ordinary Shares"), preferred shares ("Preferred Shares"), debt securities ("Debt Securities"), warrants ("Warrants"), purchase contracts ("Purchase Contracts"), rights to purchase the Company's equity securities (the "Rights") and units ("Units") (the Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units are collectively referred to herein as the "Securities").
2. Documents Examined
For the purposes of this opinion we have examined and relied upon the following (collectively, the "Documents"):
2.1	the Registration Statement and the form of prospectus included therein (the "Prospectus");
2.2	the form of indenture to be entered into by the Company (filed as Exhibit 4.3 to the Registration Statement) (the "Indenture");

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Re: Frontline Limited - Registration Statement on Form F-3	Page 2

2.3	a copy of the following documents for the Company, as certified by the secretary of the Company on July 4th, 2019:
(a)	Certificate of Incorporation and Certificate of Incorporation on Name Change;
(b)	Memorandum of Association;
(c)	Bye-laws;
(d)	the extract of the minutes of a meeting of the board of directors of the Company, held on July 3rd, 2019 (the "Resolutions");
(e)	Tax Assurance;
(f)	Register of Directors and Officers; and
(g)	Register of Members;
2.4	a Certificate of Compliance issued by the Bermuda Registrar of Companies ("ROC") in respect of the Company dated July 3rd, 2019; and
2.5	such other documents as we have deemed necessary in order to render this opinion,
(together, the "Documents").
A reference to a document does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto. Except as stated in this section 2, we have not examined any contract, instrument or other document entered into by, or affecting, the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.
3. Search
We have also relied upon our search of the documents of public record relating to the Company maintained by the ROC made on July 3"1, 2019 (the "Search").
4. Opinion Limited to Bermuda Law
We have not investigated the laws of any country other than Bermuda and this opinion is given only with respect to compliance with or matters governed by Bermuda law. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof and

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Re: Frontline Limited - Registration Statement on Form F-3	Page 3

is governed by, and should be construed in accordance with, those laws. This opinion is also limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company and is not to be relied upon in respect of any other matter.
5. Assumptions
In giving this opinion we have assumed:
5.1
the authenticity, accuracy and completeness of all of the Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all of the Documents submitted to us as certified, electronic or photostatic copies;

5.2	the genuineness of all signatures on the Documents submitted to us;
5.3
the truth, accuracy and completeness as at the date hereof of all representations as to factual matters, warranties and statements of fact or law, other than as to the laws of Bermuda, made in any of the Documents;

5.4
the authority, capacity and power of each of the persons signing the Documents submitted to us (other than directors or officers of the Company in relation to the Resolutions and any certification made thereby in relation to any of the Documents);

5.5	that the Directors of the Company acted in good faith upon their adoption of the Resolutions;
5.6
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any action taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

5.7
the definitive terms of the Securities, other than Ordinary Shares, to be offered pursuant to the Registration Statement will have been established in accordance with the Resolutions and applicable law;

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Re: Frontline Limited - Registration Statement on Form F-3	Page 4

5.8
any Securities issuable upon conversion, exchange or exercise of any Security to be offered, will be duly authorised, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

5.9
any Securities consisting of Ordinary Shares or Preferred Shares, including Ordinary Shares or Preferred Shares issuable upon conversion, exchange or exercise of any Security to be offered, or issued as part of a Unit, will be duly authorised and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof and the Company will have sufficient authorised, but unissued, share capital to effect such issue;

5.10	the Registration Statement and the Prospectus, and any amendments thereto, will have become effective;
5.11	one or more prospectus supplements will have been filed with the Commission describing the Securities to be offered thereby;
5.12
all Securities will be issued in compliance with all matters of, and the validity and enforceability thereof under, applicable U.S. federal and state securities laws and other laws (other than the laws of Bermuda, in respect of which we are opining);

5.13
prior to the date of issuance of any Securities, all necessary approvals of the Bermuda Monetary Authority (save in the case of the issuance of the Ordinary Shares) will have been obtained with respect to the issue and free transferability of the Securities to be issued;

5.14	with respect to the issuance and sale of any Debt Securities, that the Indenture will have been duly executed and delivered by the Company and the trustee named therein;
5.15
with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the indenture with respect thereto;

5.16
with respect to the issuance and sale of any series of Preferred Shares, that an appropriate certificate of designations, or similar instrument setting forth the preferential, qualified or special rights, privileges or conditions with respect to

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such series of Preferred Shares will have been duly and validly authorised and adopted by the Company;
5.17
with respect to the issuance and sale of any Warrants, that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the warrant agent, (ii) the Warrants will have been duly executed and delivered by the Company and duly executed by any warrant agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company;

5.18
with respect to the issuance and sale of any Purchase Contracts, that (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein;

5.19
with respect to the issuance and sale of any Rights, that (i) a purchase agreement with respect to such Rights will have been executed and delivered by the parties thereto, and (ii) the Rights, if in certificated form, will have been duly executed and delivered in accordance with the Rights agreement upon payment of the consideration therefor provided for therein;

5.20
with respect to the issuance and sale of any Units, that (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii) the Units, if in certificated form, will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein; and

5.21
that there are no matters of fact or law (other than matters of Bermuda law) affecting the Registration Statement that have arisen since the date thereof which would affect the opinions expressed herein.

6. Opinion
Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:
6.1
the Ordinary Shares and the Preferred Shares have been duly authorised and any Securities consisting of Ordinary Shares or Preferred Shares, including any Ordinary Shares or Preferred Shares issuable on conversion, exercise or exchange of other Securities, or issued as part of a Unit, when issued, sold and

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Re: Frontline Limited - Registration Statement on Form F-3	Page 6

paid for as contemplated in conformity with the Resolutions and the Prospectus or any prospectus supplement, will be validly issued, fully paid and non-assessable; and
6.2
any Securities consisting of Debt Securities, Warrants, Purchase Contracts, Rights or Units have been duly authorised and, upon due execution and delivery as contemplated in the Prospectus, will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to benefits provided by the Indenture.

7. Reservations
We have the following reservation:
7.1
Any reference in this opinion to shares being "non-assessable" means, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

8. Disclosure
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm, under the captions "Legal Matters" in the prospectus attached thereto, without admitting that we are "experts", within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.
This opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Frontline Limited	July 5th, 2019
Re: Frontline Limited - Registration Statement on Form F-3	Page 7

Yours faithfully,
MJM LIMITED